UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2018

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33866	45-0357838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) elected Bradley Crews as a director of the Company with a term commencing on October 1, 2018. Mr. Crews was not appointed to serve on any committees of the Board at this time. Mr. Crews will serve as a Class III director of the Company, holding office until the Company’s 2019 annual meeting of stockholders, unless his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Crews and any other persons pursuant to which he was selected as a director.

Mr. Crews will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.20 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2018. In connection with his service, Mr. Crews will enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.19 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2018.

Mr. Crews is a retired business executive with over 35 years of experience, including 23 years at CNH Industrial (“CNHi”). Mr. Crews retired from CNHi in October 2017, after serving in a number of leadership positions at CNHi. Most recently, Mr. Crews served as Chief Operating Officer for CNHi’s North American operations and as President of CNHi’s Agricultural Segment from May 2014 until his retirement. Prior to this role as Chief Operating Officer and President, Mr. Crews held numerous other positions at CNHi including: Senior Vice President, Global Quality and Product Support (2010-2014); Vice President, North America Manufacturing (2006-2009); Plant Manager (2003-2005); Director of Industrial Operations, Crop Production GPL (2000-2002); Manager - Materials, Purchasing and Customer Service Center (1998-1999); and roles in New Product Quality (1994-1997). Prior to his career at CNHi, Mr. Crews was employed in engineering positions with General Motors and an automotive supply company. Mr. Crews earned a Bachelor of Science degree in Engineering from the University of Illinois, a Master of Science - Mechanical Engineering degree from the University of Michigan, and a Master of Science - Management of Technology degree from Renssaleaer Polytechnic University.

For the fiscal year ended January 31, 2018, during which Mr. Crew served as Chief Operating Officer for CNHi’s North American operations and as President of CNHI’s Agricultural Segment until his retirement in October 2017, the Company purchased approximately $392 million in equipment and parts from CNHi.

On September 17, 2018, the Company issued a press release announcing the election of Mr. Crews to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: September 17, 2018	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer